UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 21, 2004
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 19, 2004, Joedda M. Sampson resigned as a member of the Board of Directors of the Corporation.

Item 5.03  CORPORATE GOVERNANCE AND MANAGEMENT

At its regularly scheduled Board meeting on October 19, 2004, Commercial National Financial Corporation’s Board of Directors unanimously approved an amendment to the Corporation’s by-laws that revises the procedures for nominating the nominees to the Corporation’s Board of Directors. The amendment to the bylaws amends Section 9.1 of the current bylaws by deleting it and adding a completely new Section 9.1 in its place.  The amendment provides more stringent and detailed procedures that must by followed before a proposed nominee for election to the Board can be nominated at the annual meeting of shareholders.  Its major provisions are listed below.

1.             If a shareholder who is not a director wishes to submit a proposed nominee to the nominating committee for its consideration, it may do so by providing a written request to have the named nominee considered at least 120 days, but not more than 180 days, before the date set for the distribution of the proxy statement.  The nominating committee is authorized to establish such other nomination procedures, guidelines and requirements as it deems appropriate for considering such nominees and shall provide such guidelines upon written request of a shareholder.

2.             If a shareholder wants to submit a nominee for election at the annual meeting of shareholders the shareholder must provide written notice to the Corporation at least 120 days before the anniversary date of the last annual meeting (with an alternate procedure if there had been no previous annual meeting or if the current meeting is delayed by more than 30 days).

3.             The notice must contain substantial and detailed information about the nominee and about the shareholder proposing the nomination (specifically described in the amendment), including all information required to be disclosed under Rule 14A of the Securities Exchange Act.  The corporation may require additional information if reasonably requested.

4.             Nominations that may be made before a special meeting of shareholders must supply the same type of notice and information required for nominees to the annual meeting.  The notice must be provided at least 120 days before the special meeting or within ten days after the first notice of the special meeting, whichever is later.

5.             A shareholder making the nomination must be a shareholder when the nomination is proposed and when the meeting takes place.  The shareholder must be present to make the nomination.  The shareholder may not nominate himself or herself, and the consent of the nominee must also be filed with the Corporation.

6.             The new Section 9.1 does not contain any requirements for the Corporation to place the proposed shareholder's nominee on the Corporation's proxy statement.  It does not address that issue, except to provide that the Corporation shall do so if required by law.

The amended form of Section 9.1 of the Corporation's by-laws is filed herewith as Exhibit 3(ii).  A complete copy of the by-laws as amended will be filed as an exhibit to the Corporation's next periodic report, which will be its Form 10-Q for September 30, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: October 21, 2004	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer

BF: 234624-1 021342-119425